UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2023

TARGET HOSPITALITY CORP.
(Exact Name of Registrant as Specified in Its Charter)

001-38343
(Commission File Number)

Delaware	98-1378631
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

9320 LAKESIDE BLVD., SUITE 300
THE WOODLANDS, Texas 77381
(Address of principal executive offices, including zip code)

(832) 709-2563
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
THCommon stock, par value $0.0001 per share	TH	NASDAQ
Warrants to purchase common stock	THWWW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.02	Termination of a Material Definitive Agreement.

Effective as of November 21, 2023 (the “Redemption Date”), Arrow Bidco, LLC (the “Issuer”), a wholly-owned indirect subsidiary of Target Hospitality Corp., redeemed all $28,054,000 in aggregate principal amount outstanding of its 9.50% Senior Secured Notes due 2024 (the “Redemption”) at a redemption price equal to 100.000% of the principal amount thereof plus accrued and unpaid interest to but not including the Redemption Date, and the indenture dated as of March 15, 2019, by and among the Issuer, the guarantors from time to time party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent, as supplemented by the First Supplemental Indenture November 1, 2023, was terminated. The Issuer funded the Redemption using proceeds available from cash on hand.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Target Hospitality Corp.

	By:	/s/ Heidi D. Lewis
Dated: November 21, 2023		Name: Heidi D. Lewis
Title: Executive Vice President, General Counsel and Secretary

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